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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
The Macerich Company
Santa Monica, California

        We consent to the incorporation by reference in the registration statements (Nos. 333-176762, 333-107063 and 333-121630) on Form S-3 and (Nos. 33-84038, 33-84040, 333-40667, 333-42309, 333-42303, 333-57898, 333-69995, 333-108193, 333-120585, 333-161371 and 333-00584) on Form S-8 of The Macerich Company of our reports dated February 22, 2013, with respect to the consolidated balance sheets of The Macerich Company as of December 31, 2012 and 2011, and the related consolidated statements of operations, comprehensive income, equity and redeemable noncontrolling interests and cash flows for each of the years in the three-year period ended December 31, 2012, the financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2012; and the consolidated balance sheets of Pacific Premier Retail LP as of December 31, 2012 and 2011, and the related consolidated statements of operations, comprehensive income, capital and cash flows for each of the years in the three-year period ended December 31, 2012, and the related financial statement schedule, which reports appear in the December 31, 2012 annual report on Form 10-K of The Macerich Company.

/s/ KPMG LLP

Los Angeles, California
February 22, 2013

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm